AGREEMENT

                  CONCERNING THE EXCHANGE OF STOCK

                              BETWEEN

              CANTERBURY INFORMATION TECHNOLOGY, INC.

                ("CANTERBURY", "CITI",  OR "BUYER")

                                AND

                          SHAREHOLDERS OF

                   DATAMOSAIC INTERNATIONAL, INC.

                         ("DMI" OR "SELLERS")

                         TABLE OF CONTENTS

1    DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .    1
2    EXCHANGE OF SECURITIES. . . . . . . . . . . . . . . . . .    4
     (a)  Exchange of Shares.. . . . . . . . . . . . . . . . .    4
     (b)  Exemption from Registration. . . . . . . . . . . . .    4
     (c)  Non-Taxable Transaction. . . . . . . . . . . . . . .    4
     (d)  Costs. . . . . . . . . . . . . . . . . . . . . . . .    4
     (e)  Additional Documentation.. . . . . . . . . . . . . .    5
     (f)  The Closing. . . . . . . . . . . . . . . . . . . . .    5
     (g)  Deliveries at the Closing. . . . . . . . . . . . . .    5
     (h)       Post-Closing Obligations .. . . . . . . . . . .    5
3    REPRESENTATIONS AND WARRANTIES REGARDING THE SELLERS. . .    5
     (a)  Organization.. . . . . . . . . . . . . . . . . . . .    5
     (b)  Authorization of Transaction.. . . . . . . . . . . .    5
     (c)   Noncontravention. . . . . . . . . . . . . . . . . .    5
     (d)       Title to Assets.. . . . . . . . . . . . . . . .    6
     (e)  Subsidiaries.. . . . . . . . . . . . . . . . . . . .    6
     (f)  Financial Statements.. . . . . . . . . . . . . . . .    6
     (g)  Events Subsequent to Most Recent Fiscal Year End.. .    6
     (h)  Undisclosed Liabilities. . . . . . . . . . . . . . .    8
     (i)  Legal Compliance.. . . . . . . . . . . . . . . . . .    8
     (j)  Tax  and Other Returns and Reports . . . . . . . . .    8
     (k)  Intellectual Property. . . . . . . . . . . . . . . .    8
     (l)  Tangible Assets. . . . . . . . . . . . . . . . . . .    9
     (m)  Contracts  . . . . . . . . . . . . . . . . . . . . .    9
     (n)  Federal Tax Contingency Reserve. . . . . . . . . . . . 10
     (o)  Powers of Attorney.. . . . . . . . . . . . . . . . . . 11
     (p)  Insurance. . . . . . . . . . . . . . . . . . . . . . . 11
     (q)  Litigation.. . . . . . . . . . . . . . . . . . . . . . 11
     (r)  Employees. . . . . . . . . . . . . . . . . . . . . . . 11
     (s)  Employee Benefits.   . . . . . . . . . . . . . . . . . 11
     (t)  Guaranties.. . . . . . . . . . . . . . . . . . . . . . 11
     (u)  Environment, Health, and Safety. . . . . . . . . . . . 11
     (v)  Certain Business Relationships With DMI. . . . . . . . 12
     (w)  Disclosure.. . . . . . . . . . . . . . . . . . . . .   12
     (x)  Intentionally Omitted .. . . . . . . . . . . . . . . . 12
     (y)  Assets Free and Clear. . . . . . . . . . . . . . . . . 12
     (z)  Accounts Receivable Collectability Guaranty. . . . .   12
4    REPRESENTATIONS AND WARRANTIES OF THE BUYER . . . . . . . . 12
     (a)  Organization of the Buyer. . . . . . . . . . . . . . . 12
     (b)  Authorization of Transaction.. . . . . . . . . . . . . 12
     (c)  Noncontravention.. . . . . . . . . . . . . . . . . . . 13
     (d)       Securities Filings. . . . . . . . . . . . . . . . 13
     (e)       Disclosure. . . . . . . . . . . . . . . . . . . . 13
5.   PRE-CLOSING COVENANTS . . . . . . . . . . . . . . . . . . . 13
     (a)  General. . . . . . . . . . . . . . . . . . . . . . . . 13
     (b)  Notices and Consents.. . . . . . . . . . . . . . . . . 13
     (c)  Operation of Business. . . . . . . . . . . . . . . . . 13
     (d)  Preservation of Business.. . . . . . . . . . . . . . . 14
     (e)  Full Access. . . . . . . . . . . . . . . . . . . . . . 14
     (f)  Notice of Developments.. . . . . . . . . . . . . . . . 14
     (g)  Exclusivity. . . . . . . . . . . . . . . . . . . . . . 14
     (h)       Termination of IRS Subchapter "S" Election. . . . 14
6.   CONDITIONS TO OBLIGATION TO CLOSE.. . . . . . . . . . . . . 14
     (a)  Conditions to Obligation of the Buyer. . . . . . . . . 14
     (b)  Conditions to Obligation of the Sellers. . . . . . . . 15
7.   TERMINATION.. . . . . . . . . . . . . . . . . . . . . . . . 16
     (a)  Termination of Agreement.. . . . . . . . . . . . . . . 16
8.   INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . 16
     (a)  Survival of Representations and Warranties . . . . . . 16
     (b)        Indemnification Provisions for Benefit of the Buyer 16
     (c)  Matters Involving Third Parties. . . . . . . . . . . . 17
     (d)        Indemnification Provisions for Benefit of the Sellers 18
     (e)        Limitations and Conditions on Indemnification. . 18
9.   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . 18
     (a)  Registration of Stock of Canterbury. . . . . . . . . . 19
     (b)       Litigation Support. . . . . . . . . . . . . . . . 20
     (c)  Restrictive Covenants. . . . . . . . . . . . . . . . . 21
     (d)  No Third-Party Beneficiaries . . . . . . . . . . . . . 21
     (e)  Entire Agreement . . . . . . . . . . . . . . . . . . . 21
     (f)  Succession and Assignment. . . . . . . . . . . . . . . 21
     (g)  Counterparts . . . . . . . . . . . . . . . . . . . . . 21
     (h)       Headings.   . . . . . . . . . . . . . . . . . .   21
     (i)  Notices... . . . . . . . . . . . . . . . . . . . . . . 21
     (j)  Governing Law. . . . . . . . . . . . . . . . . . . . . 22
     (k)  Amendments and Waivers.. . . . . . . . . . . . . . . . 22
     (l)  Severability.. . . . . . . . . . . . . . . . . . . . . 22
     (m)  Expenses.. . . . . . . . . . . . . . . . . . . . . . . 22
     (n)  Brokers'/Finders' Fees.. . . . . . . . . . . . . . . . 22
     (o)  Construction.. . . . . . . . . . . . . . . . . . . . . 23
     (p)  Incorporation of Exhibits and Schedules. . . . . . . . 23
     (q)  Specific Performance.. . . . . . . . . . . . . . . . . 23
     (r)      Arbitration. . . . . . . . . . . . . . . . . .     23
EXHIBIT 1 - Allocation of DMI's Shareholders
EXHIBIT 2 - Investment Letter
EXHIBIT 3(a) - Employment Agreement of D. Kent Jordan
EXHIBIT 3(b) - Employment Agreement of Mark Vallario
EXHIBIT 4(a) - Financial Statements - 1998 and 1999 Balance Sheets and Income Statements
EXHIBIT 4(b) - Financial Statements - Unaudited Balance Sheet and Income Statements for the
             Six Months Ended June 30, 2000
EXHIBIT 4(c) - Financial Statements - Unaudited Balance Sheet and Income Statements for the
             One Month Ended July 31, 2000
EXHIBIT 5(a) - Disclosure Schedule - Section 3 - Litigation
EXHIBIT 5(b) - Disclosure Schedule - Section 3 - Guarantor Obligations
EXHIBIT 6 - Disclosure Schedule - Section 4

                             AGREEMENT


     THIS AGREEMENT made this 1st day of August, 2000 by and between CANTERBURY
INFORMATION TECHNOLOGY, INC., a Pennsylvania Corporation ("CITI"); and one hundred (100%) percent of the Shareholders ("Shareholders") of DATAMOSAIC INTERNATIONAL, INC., a Georgia Corporation ("DMI" OR "SELLERS"), as set forth on the Signature Page of this Agreement.

     WHEREAS, CITI, a public Company, desires to acquire all of the issued and outstanding common stock of DMI from the Shareholders of DMI in a tax free reorganization; and

     WHEREAS, Shareholders desire to exchange all of their stock in DMI for certain shares of restricted common stock of CITI: and

     WHEREAS, the respective Boards of Directors of the Companies have authorized their proper corporate officers to effect the transactions contemplated herein; and

     WHEREAS, each of the parties desires to assist the other in effecting the transaction pursuant to the terms of this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto have agreed as follows:

1.          DEFINITIONS

     "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code Sec. 1504(a) [or any similar group defined under a similar provision of state, local, or foreign law].

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could, with reasonable probability, form the basis for any specified consequence.

     "Buyer"  means Canterbury Information Technology, Inc.

     "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

     "Canterbury" means Canterbury Information Technology, Inc.

     "Closing" has the meaning set forth in Section 2(f) below.

     "Closing Date " has the meaning set forth in Section 2(f) below.

     "Code" means the Internal Revenue Code of 1986, as amended.


     "Corporate Assets" means all right, title, and interest in and to all of the assets of DMI, including the name "Datamosaic International, Inc." and all of DMI's (a) real property, leaseholds and subleaseholds therein, improvements, fixtures, and fittings thereon( to the extent of DMI's interest therein), (b) tangible personal property (such as machinery, equipment, inventories of supplies, manufactured and purchased parts, work in process and finished work, furniture, automobiles and trucks,), (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (d) leases, subleases, and rights thereunder, (e) agreements, contracts, indentures, mortgages, instruments, Security Interests, guaranties, other similar arrangements, and rights thereunder, (f) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of Taxes), (g) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (h) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, curricula, either finished, in process, or planned, and (i) rights in and with respect to the assets associated with its Employee Health and Disability Plans. The enumeration of asset categories set forth herein shall not imply that Sellers necessarily owns each such type of asset.

     "Disclosure Schedule" has the meaning set forth in Section 3 below.

     "Employee Benefit Plan "means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan,
(b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee Pension Benefit Plan "has the meaning set forth in ERISA Sec.
     3(2).

     "Employee Welfare Benefit Plan "has the meaning set forth in ERISA Sec.
     3(l).

     "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Extremely Hazardous Substance" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "Fiduciary" has the meaning set forth in ERISA Sec. 3(21).

     "Financial Statement" has the meaning set forth in Section 3(f) and (g) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including data and related documentation), (f) all other proprietary rights, and (g) all copies and tangible embodiments thereof (in whatever form or medium), (h) teaching or instructor notes, teaching plans, or other syllabus.

     "Knowledge" means actual knowledge after reasonable inquiry.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Most Recent Balance Sheet" means the balance sheet of July 31, 2000.

     "Most Recent Financial Statements" has the meaning set forth in Section 3(f) and (g) below.

     "Most Recent Fiscal Month End" has the meaning set forth in Section3(f) and (g) below.

     "Most Recent Fiscal Year End" has the meaning set forth in Section 3(f) and (g) below.

     "Multiemployer Plan" has the meaning set forth in ERISA Sec. 3(37).

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface above.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings,
(c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

       "Sellers" means the Shareholders of Datamosaic International, Inc. ("DMI") as listed on the Signature Page of this Agreement

     "Stock of Canterbury" means restricted common stock of Canterbury Information Technology, Inc.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.


2.         EXCHANGE OF SECURITIES

     (a) Exchange of Shares. Subject to all the terms and conditions of this Agreement, CITI agrees to exchange, at Closing, two hundred twenty one thousand four hundred twenty (221,420) shares of previously authorized, but unissued unregistered CITI common stock, $.001 par value, ("CITI Shares") in exchange for all of the issued and outstanding shares of DMI in accordance with
Exhibit 1 which shall set forth the allocation among the shareholders..

     (b) Exemption from Registration. The parties hereto intend that the CITI Shares to be exchanged shall be unregistered and the issuance thereof is thus exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder and exempt from the registration requirements of the applicable states. In furtherance thereof, Shareholders will execute and deliver to CITI at the Closing an investment letter suitable to CITI counsel, in form substantially as per Exhibit 2 attached hereto.

     (c) Non-Taxable Transaction. The parties intend to effect this transaction as a non-taxable reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. CITI shall be the surviving or parent corporation after the reorganization and DMI a wholly owned subsidiary of CITI.

     (d) Costs. Each party shall bear its own costs associated with this Agreement, the Closing, and all ancillary or related measures, including without limitation, costs of attorneys fees, accountants fees, or other costs or expenses, without right or recourse from the other.

     (e) Additional Documentation. The parties acknowledge that further agreements and documents both prior to and subsequent to Closing, in addition to the Exhibits appended hereto, may be required in order to effect the transactions contemplated hereunder. Each party agrees to provide and execute such other and further agreements or documentation as, in the opinions of respective counsel, are reasonably necessary to effect the transactions contemplated hereunder and to maintain regulatory and legal compliance.

     (f) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Levy & Levy, P.A., Plaza 1000, Suite 309, Main Street, Voorhees, New Jersey, 08043, commencing at 9:00 a.m, local time on the business day or at any other mutually agreed upon location or by Federal Express, following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take, at the closing itself) or such other date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than August 31, 2000.

     (g) Deliveries at the Closing. At the Closing, (i) the Sellers will deliver to the Buyer their stock certificates properly endorsed and the various certificates, instruments, and documents referred to in this Agreement;
(ii) the Buyer will deliver to the Sellers the instructions for Canterbury's transfer agent to issue the agreed upon CITI shares to Sellers; (iii) Employment Contracts between DMI and D. Kent Jordan and Mark Vallario in form and content mutually acceptable to them and to CITI as set forth in Exhibits 3(a) and 3(b), to be executed simultaneously with this Agreement at Closing.

     (h) Post-Closing Obligations. For a period of three years after the Closing, the Buyer shall afford each Seller and such Seller's representatives reasonable access to all the books and records relating to the Corporate Assets and the business of DMI for matters related to (i) the preparation of such Seller's tax returns, a tax investigation or audit of such Seller, (ii) any other reasonable need of such Seller relating to DMI's operation of its business prior to the Closing, or (iii) any claim asserted against such Seller. Such access shall be afforded by the Buyer upon the receipt of reasonable advance notice and during normal business hours and shall be had or done in such a manner so as not to interfere with the normal conduct of business of the Buyer.

3.   REPRESENTATIONS AND WARRANTIES REGARDING THE SELLERS

     Shareholders of DMI represent and warrant to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

     (a) Organization. DMI is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     (b) Authorization of Transaction. The Shareholders and DMI have full corporate power and authority, to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of DMI has duly authorized the execution, delivery, and performance of this Agreement by DMI. This Agreement constitutes the valid and legally binding obligation of DMI enforceable in accordance with its terms and conditions.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate in any material respect any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Sellers or DMI are subject, (ii) violate any provision of the charter or bylaws of DMI or
(iii) conflict with, result in a material breach of, constitute a material default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which DMI is a party or by which it is bound or to which any of the Corporate Assets are subject (or result in the imposition of any Security Interest upon any of the Corporate Assets). DMI does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (d) Title to Assets. DMI has good and marketable title to, or a valid leasehold interest in, the assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet and except for liens disclosed in the Notes to the Financial Statements. Without limiting the generality of the foregoing, DMI has good and marketable title to all of the Corporate Assets, free and clear of any Security Interest or restriction on transfer, except for liens and leasehold interests disclosed in the Notes to the Financial Statements and in the Disclosure Schedule.

     (e)        Subsidiaries.  DMI does not have any Subsidiaries.

     (f) Financial Statements. Attached hereto as Exhibit 4 are the following financial statements (collectively the "Financial Statements"): (i) balance sheets, statements of income, retained earnings, and cash flows as of and for the last two fiscal years ended December 31, 1999 and December 31, 1998 and as adjusted for non-recurring expenses (the "Most Recent Fiscal Year End") for DMI; and (ii) unaudited balance sheet, statements of income, retained earnings, and cash flows (the "Most Recent Financial Statements" ) as of and for the six months ended June 30, 2000 and for the one month ending July 31, 2000 (the "Most Recent Fiscal Month End " ) for DMI. The Financial Statements (including the Notes thereto where applicable) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of DMI as of such dates and the results of operations of DMI for such periods, and are consistent with the books and records of DMI. The financial statements referenced in clause (ii) will be internally prepared by DMI and such financial statement information as of June 30, 2000 and July 31, 2000 is to the best of DMI's knowledge, true and correct.
DMI hereby represents that DMI's financial statements are able to be audited for the time periods required under SEC and GAAP rules and guidelines within 3 months from closing.

     (g) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, or results of operations of DMI or on behalf of DMI. Without limiting the generality of the foregoing, since that date.

       (i)DMI has not sold, leased, transferred, or assigned any of DMI's assets, tangible or intangible, of a value in excess of $1,000, other than for a fair consideration and in the Ordinary Course of Business;

       (ii)DMI has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases and licenses) outside the Ordinary Course of Business;

       (iii) No party (including DMI) has accelerated, terminated, modified, or canceled any material agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) to which the DMI is a party or by which it is bound;

       (iv) DMI has not permitted any Security Interest upon any of DMI's material assets, tangible or intangible;

       (v)DMI has not made any capital expenditure (or series of related capital expenditures) outside the Ordinary Course of Business;

       (vi) DMI has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) ;

       (vii) DMI has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

       (viii) DMI has not delayed or postponed the payment of accounts payable and other Liabilities or DMI, other than as consistent with its Ordinary Course of Business.

       (ix) The Sellers have not canceled, compromised, waived, or released any right or claim (or series of related rights and claims in excess of $2,000), outside the Ordinary Course of Business.

       (x)The Sellers have not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

       (xi) DMI represents that there has been no change made or authorized in the charter or bylaws of DMI;

       (xii) DMI has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of DMI's capital stock other than the equity securities issued to Messrs. Fischer and Hendrick;

       (xiii) DMI has not declared, set aside, or paid any dividend or made any distribution with respect to DMI's capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

       (xiv) DMI has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

       (xv) DMI has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

       (xvi) DMI has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement outside the Ordinary Course of Business;

       (xvii) Other than Ron Dilmore and David Hendrick, DMI has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

       (xviii) Intentionally Omitted.

       (xix) DMI has not made any other change in employment terms for any of DMI's directors, officers, and employees outside the Ordinary Course of Business;

       (xx) DMI has not made or pledged to make any charitable or other capital contribution.

       (xxi) DMI has not paid any amount to any third party with respect to any Liability or obligation (including any costs and expenses DMI has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) which would not constitute an Assumed Liability if in existence as of the Closing, other than accounting fees equal in amount to the usual accounting costs which would have been incurred by DMI in the Ordinary Course of Business.

       (xxii) to the knowledge of DMI there has not been any other material occurrence, event, incident, action, failure to act, or transaction involving DMI which will have a material adverse effect upon the business of the Sellers;
and

     (h)        Undisclosed Liabilities.   DMI does not have any undisclosed
liabilities affecting their assets being sold herewith. There is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of the assets to be acquired giving rise to any liability.

     (i) Legal Compliance. DMI has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply.

     (j)        Tax and Other Returns and Reports.   All federal, state,
local and foreign Tax Returns and other similar filings required to be filed by
DMI with respect to any federal, state, local or foreign tax have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns properly reflect the liabilities of DMI or Taxes for the periods, property or events covered thereby. All Taxes which are called for in the Tax Returns, or claimed to be due by any taxing authority from Sellers, have been properly accrued or paid. Sellers have not received any notice of assessment or proposed assessment in connection with any Tax Returns and there are no pending tax examinations of or tax claims asserted against the Acquired Assets. There are no tax liens (other than any lien for current taxes not yet due and payable) in any of the Acquired
Assets.

     (k)        Intellectual Property.

       (i)DMI owns or has the right to use pursuant to ownership, license, sublicense, agreement or permission all Intellectual Property used in the operation of the businesses of the Sellers as presently conducted. Each item of Intellectual Property owned or used by DMI immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder.

       (ii)To the knowledge of DMI, DMI has not interfered with, infringed upon, misappropriated, otherwise come into conflict with any material Intellectual Property rights of third parties, and none of DMI and the directors and officers of DMI has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation. To the knowledge of DMI and the directors and officers of DMI, no significant competitor of DMI has interfered with infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of DMI for commercial purposes.

       (iii) Section 3(k)(iii) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Sellers use pursuant to license, sublicense, agreement, or permission (other than commercially available software which is subject to a "shrinkwrap" license (the
"Shrinkwrap Software").The Sellers have delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date) that are being purchased herewith. With respect to each item of Intellectual Property required to be identified in Section 3(k)(iii) of the disclosure Schedule, to the knowledge of DMI:

          (A)  the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

          (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (subject, however, to the assignments and assumptions referred to in Section 2 above and the receipt of any necessary consents);

          (C) to the knowledge of the Sellers, no party to the license, sublicense, agreement, or permission is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

          (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

          (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

          (F) the Sellers have not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

       (iv) To the knowledge of any of the directors and officers of DMI, DMI will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted.

     (l)        Tangible Assets.   Substantially all of the tangible assets
that are owned by DMI and used by DMI in the conduct of its business are in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which they presently are used, subject to technological obsolescence. Except as set forth immediately above, the Sellers make no representations or warranties of any kind, express or implied, with respect to the corporate tangible assets including, without limitation, any warranty of merchantability, non-infringement or fitness for a particular purpose.

     (m) Contracts. Section 3(m) of the Disclosure Schedule lists the following contracts and other agreements to which DMI is a party:

       (i)any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for aggregate remaining lease payments in excess of $3,000;

       (ii)any agreement (or group of related agreements) for the purchase or sale of supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Sellers, or involve consideration in excess of $1,000;

       (iii) any agreement concerning a partnership or joint venture;

       (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or, guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $3,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

       (v) . . .any agreement concerning confidentiality or noncompetition;

       (vi) any agreement between DMI and  its Affiliates.

       (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees which would result in liability to the Buyer;

       (viii) any collective bargaining agreement;

       (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation or providing severance benefits;

       (x)any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

       (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations of DMI; or

       (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $5,000.

     The Sellers have furnished or made available to the Buyer a correct and complete copy of each written agreement listed in Section 3(m) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3(m) of the Disclosure Schedule. With respect to each agreement required to be disclosed hereunder: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect subject to laws limiting or affecting creditors' rights generally; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including and subject to the assignments and assumptions referred to in Section 2 above and the receipt of any necessary consents) subject to laws limiting or affecting creditors' rights generally; (C) no party is in breach or default, in any material respect, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) to DMI's knowledge no party has repudiated any material provision of the agreement. With respect to verbal employment arrangements, the Disclosure Schedule shall only be required to list the name, title, base compensation, and full or part-time status of employees and those consultants currently performing active services for the Sellers.

     (n) Federal Tax Contingency Reserve. Shareholders agree that there will be a specific contingency reserve for any potential Internal Revenue
Service (or any state taxing agency) for 1099 contractors paid by DMI from October 1998 to closing. The amount of the reserve will be $84,000 worth of Canterbury common stock (valued at the closing price of CITI stock on NASDAQ National Market on the day prior to closing). The reserves and statutory release dates are as follows:

          Year                          Reserve         Release Date

          1998                          $ 4,000        January 1, 2001
          1999                          $26,000         January 1, 2002
          2000                          $54,000         January 1, 2003

     It is also agreed that if there is sufficient documentation and/or proof of valid subcontractor status (to be determined by CITI and their accountants), the reserve for those particular individuals will be released prior to noted release date.


     (o) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the DMI or the Sellers.

     (p) Insurance. DMI's business has been insured through insurance policies maintained by DMI which at the time of closing will be current and in force.

     (q)        Litigation.  Section 3(q) of the Disclosure Schedule -
Section 3, sets forth each instance in which DMI (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or to DMI's knowledge, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings' and investigations set forth in Section 3(q) of the Disclosure Schedule could result in any material adverse change in the assets being sold and liabilities being assumed, business, financial condition, operations or results of operations of DMI. Neither DMI nor the directors and officers of DMI has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against DMI.

     (r) Employees. DMI has not been informed that any executive, key employee, employee engaged in training, or group of employees comprising the majority of the employees of any department that he, she or they intend to terminate employment with DMI. DMI is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. DMI has not committed any unfair labor practice. DMI nor the directors and officers of DMI has any knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of DMI.

     (s)        Employee Benefits.   The employees of DMI are covered by
employee benefit plans sponsored by DMI.

     (t)        Guaranties.   DMI is not a guarantor or otherwise liable for
any Liability or obligation (including indebtedness) of any other Person except as set forth in Section 3(t) in Disclosure Schedule - Section 3.

     (u)        Environment, Health, and Safety.

       (i)To the knowledge of the Sellers, DMI, the Sellers and their respective Affiliates have complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Sellers have obtained and been in compliance with all of the material terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

       (ii) DMI and the Sellers to the best of their knowledge do not have any Liability (and the Sellers have not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Sellers giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, under any Environmental, Health, and Safety Law except with respect to possible such liabilities associated with the use and operation of equipment used in the ordinary course of DMI's business, including electromagnetic radiation.

       (iii) To the knowledge of the Sellers and DMI, all properties and equipment used in the business of DMI have been free of asbestos, PCB'S, methylene chloride, trichloroethylene, 1,2-transdichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances other than in de minimus quantities.

     (v) Certain Business Relationships With DMI. Neither of the Sellers have been involved in any business arrangement or relationship with DMI other than as stockholders, directors, officers and employees, within the past 12 months, and neither of the Sellers own any asset, tangible or intangible, which is used in the business of DMI or the assets being sold herewith.

     (w) Disclosure. The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

     (x)       Intentionally Omitted.

     (y) Assets Free and Clear. Shareholders hereby represent that at the time of Closing, DMI shall have the exclusive ownership of its assets free and clear of any liens or encumbrances except as set forth in an Exhibit to be prepared and attached to this contract and that no other liabilities, contingent liabilities or potential litigation exists.

     (z) Accounts Receivable Collectability Guaranty. The Balance Sheet as of July 31, 2000 shall be as set forth as attached in Exhibit 4(c), and the Shareholders shall personally indemnify CITI for the full collectability of any and all accounts receivable.

4.   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Sellers that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

     (a) Organization of the Buyer. Canterbury is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of Pennsylvania.

     (b) Authorization of Transaction. Canterbury has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Canterbury, enforceable in accordance with its terms and conditions. Each share of Stock of Canterbury to be issued to DMI at the closing will be duly and validly authorized and issued, free and clear of all liens and fully paid and non-assessable.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. Canterbury does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

     (d) Securities Filings. Canterbury has made all filings required by the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and such filings did not contain any material misstatement or omit to state a material fact required to make the statements therein not misleading.

     (e) Disclosure. The representations and warranties contained in this paragraph 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this paragraph 4 not misleading.

5.   PRE-CLOSING COVENANTS

     The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     (a) General. Each of the Parties will use its best efforts to take all action, and to do all things necessary, in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

     (b) Notices and Consents. Shareholders and DMI will give any notices to third parties that the Buyer reasonably may request in connection with the matters referred to in Section 3(c) above. Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(c) and Section
4(c) above.

     (c) Operation of Business. Shareholders and DMI will not engage in, and Shareholders and DMI will not cause DMI to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Sellers will not cause DMI to (i) declare, set aside, or pay any dividend or make any distribution with respect to DMI's capital stock, (ii) pay any amount to any third party with respect to any Liability or obligation (including any costs and expenses the Sellers or DMI have incurred or may incur in connection with this Agreement and the transactions contemplated hereby other than Sellers' or DMI's usual accounting-related costs) which would not constitute a liability if in existence as of the Closing, or (iii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3(g)
above.

     (d)  Preservation of Business.   Sellers will keep DMI's business and
properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensor, suppliers, customers, and employees.

     (e) Full Access. Sellers and DMI will permit representatives of the Buyer to have access at all reasonable times, and in a manner so as not to interfere with the normal business operations of DMI to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to DMI provided, however, that no activities will be carried out within DMI's premises except by prior arrangement with a representative of DMI who shall be designated for that purpose. Buyer shall use its best efforts to minimize the need to conduct on-site activities and, when they are necessary, to avoid unnecessary disruption of DMI's business. Sellers will make available to Buyer those of DMI's employees who are reasonably necessary in order for Buyer to complete its due diligence investigations.

     (f) Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above.
No
disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant provided that if the party to whom a disclosure was made proceeds to closing, that party shall be deemed to have waived such breach and any remedies which may have been available with respect thereto.

     (g) Exclusivity. Sellers or DMI will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of DMI (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing.

     (h) Termination of IRS Subchapter "S" Election. Sellers hereby agree to cause DMI to terminate IRS Subchapter "S" election as of August 1, 2000.

6.   CONDITIONS TO OBLIGATION TO CLOSE

     (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Sellers shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely and materially the right of the Buyer to own the Corporate Assets and to operate DMI;

          (iv) the Sellers shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-
(iv) is satisfied in all respects;

          (v) The Sellers and the Buyer shall have received all authorizations, consents, and approvals of governments and governmental agencies, if any, referred to in Section 3(c) and Section 4(c) above;


          (vi) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

          (vii) compliance with miscellaneous covenants in Paragraph 9 and elsewhere in this Agreement.

     The Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

     (b)  Conditions to Obligation of the Sellers.   The obligation of the
Sellers to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) Canterbury shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, or charge shall be in effect);

          (iv) the Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-
(iii) is satisfied in all respects;

          (v) The Sellers, DMI and the Buyer shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(c) and Section 4(c) above;

          (vi) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

     The Sellers may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

7.   TERMINATION

     (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below prior to Closing:

          (i) the Buyer and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (A) in the event the Sellers have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the
Sellers of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before August 31, 2000 by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

          (iii) the Balance Sheet as of July 31, 2000 shall be as set forth as attached as Exhibit 4(c), and the Shareholders shall personally indemnify CITI for the full collectability of any and all accounts receivable.

8.   INDEMNIFICATION

     (a) Survival of Representations and Warranties. All of the representations of the Buyer and the Sellers contained in this Agreement shall survive the Closing and continue in full force and effect thereafter for a period of two (2) years following the date of Closing (subject to any applicable statutes of limitations, the last day of which shall be the "Expiration Date").

     (b)       Indemnification Provisions for Benefit of the Buyer.

     Subject to the limitations set forth in Section 8(e) below:

          (i) In the event the Sellers breach (or in the event any third party alleges facts that, if true, would mean DMI has breached) any of its material representations, warranties, and covenants contained in this Agreement, and, provided that the Buyer makes a written claim for indemnification against the Sellers within the survival period set forth in Section8(a) above, then Sellers agree to indemnify the Buyer from and against the entirety of any losses the Buyer may suffer through and after the date of the claim for indemnification including any Losses the Buyer may suffer after the end of any applicable survival period resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

          (ii) The Sellers agree to indemnify the Buyer from and against the entirety of any Losses the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of DMI which is not a liability as set forth in the Closing Balance Sheet. This indemnity obligation with respect to Losses arising from any Third Party Claim (as defined below) shall not be limited to the survival period set forth in Paragraph 8(a) above.

          (iii) The Sellers agree to indemnify the Buyer against the failure of DMI to deliver to Buyer by October 31, 2000, two hundred nine thousand dollars ($209,000) from the collection of Receivables; to the extent of such deficiency; provided, however, that the remedy provided herein shall not duplicate any relief provided to Buyer under Section 2(c) and 7(a)(iii) hereof.


          (iv) For purposes of this Section8, the term "Losses" shall mean all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

          (v) At the option of Buyer, Buyer may set off any damages or liabilities due Buyer by reducing Buyer's common stock issued to Sellers by the pro rata closing price per share of Buyer's stock on NASDAQ National market on the day the damages are claimed by Buyer, or the price of the original issuance, whichever is higher.

          (vi) Notwithstanding anything to contrary contained herein, Sellers do not agree to and shall not indemnify Buyer for any Losses which have a Basis that arises or occurs after the Closing.

     (c)  Matters Involving Third Parties.

          (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Paragraph 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notified the Indemnified Party in writing with 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will, to the full extent required by this Agreement, indemnify the Indemnified Party from and against the entirety of any Losses the
Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damage and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a prejudicial custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section8(c)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

          (iv) In the event any of the conditions in Section8(c)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B ) the Indemnifying Parties will reimburse the Indemnified party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Losses the Indemnified Party may suffer, result from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this paragraph 8.

     (d)  Indemnification Provisions for Benefit of the Sellers.

          (i) The Buyer agrees to indemnify the Sellers from and against the entirety of Losses the Sellers may suffer resulting from, arising out of, relating to, in the nature of, or caused by Buyer's breach of any material representation, warranty or covenant.

          (ii) For purposes hereof, the term "Losses" shall have the same meaning as set forth in Section 8(a)(iv) above, and all other capitalized terms shall have the meaning elsewhere provided in this Agreement.

     (e)       Limitations and Conditions on Indemnification.   Except as
otherwise specifically provided in this Agreement:

          (i) Indemnity obligations of Shareholders hereunder may at Buyer's election, be satisfied through the payment of cash or the delivery of Stock of Canterbury, or a combination thereof. For purposes of calculating the value of the Stock of Buyer received or delivered by Shareholders (for purposes of determining the amount of any indemnity paid), the value of Stock of Canterbury shall be determined as of the date of notice of the indemnity claim at the closing price per share of Canterbury's stock on NASDAQ National Market, or at the original price at Closing, whichever is higher.

          (ii) Except as specifically set forth in this Agreement, no party shall be entitled to indemnity for claims or conditions which have been waived, or deemed to be waived, by such party.

          (iii) Notwithstanding any provision herein to the contrary, no Indemnified Party shall be entitled to make any claim for indemnification hereunder after the appropriate Expiration Date, provided, however, that if prior to the close of business on the Expiration Date an Indemnifying Party shall have been notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, the basis for such claim shall continue to survive with respect to such claim and shall remain a basis for indemnity hereunder with respect to such claim until such claim is finally resolved or disposed of in accordance with the terms hereof.

          (iv) Upon making a claim for indemnification, the Indemnifying Party shall be subrogated, to the extent of such payment, to any rights that the Indemnified Party may have against any other parties with respect to the subject matter underlying such indemnified claim.

          (v) Each party's rights under Section 8 hereof (as specifically limited thereby) shall be the exclusive means by which such party shall seek money damages against another party in connection with the transactions contemplated hereby.

9.   MISCELLANEOUS

     (a)  Registration of Stock of  Canterbury.

          (i) In ninety (90) days from the closing, Canterbury shall: (A) prepare and file at its own expense with the SEC a registration statement on Form S-3 under the Securities Act covering thirty (30%) percent of the Stock of Canterbury (not including any reserve shares as set forth in Paragraph 3(n))
to be issued to Shareholders hereunder (the "Registration Statement"), (B) use its best efforts to have the Registration Statement declared effective by the SEC under the Securities Act as soon as possible thereafter, and (C) keep the Registration Statement continuously in effect, if necessary, until the earlier to occur of the first anniversary of the closing or the date on which all of the shares of Stock of Canterbury registered under the Registration Statement have been sold to Canterbury in accordance with Section 9(e) below or to the public.

          (ii) The Registration Statement, when filed, (A) will comply as to form with the requirements of the Securities Act in all material respects, and
(B) will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided, however, that Canterbury and the Buyer make no representation or warranty in respect of any information that Shareholders supply for use in the Registration
Statement.

          (iii)  As to the Stock of  Canterbury registered pursuant to this
Section 9(a), Canterbury and Buyer covenant and agree that:

               (A)  It shall immediately advise Shareholders in writing of the occurrence and time of occurrence of each of the following events: (1) the issuance by the SEC of an order declaring the Registration Statement effective;
(2) any request by the SEC for an amendment of the Registration Statement as originally filed or as amended or as effective or for any amendment or supplement to the final prospectus or preliminary prospectus contained therein, or for any additional information with respect to the registration Statement or such prospectus or any preliminary prospectus; (3) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any order suspending or preventing the use of such final prospectus or any such preliminary prospectus, or the initiation of any proceedings for such purpose.

               (B) At Sellers' expense, Canterbury will Blue Sky any sale of the Stock of Canterbury in any two jurisdictions that it qualifies for.

               (C) It shall timely file all reports required by the Securities Exchange Act and promptly amend or supplement the Registration Statement at any time during the period of its effectiveness in order to make the statements therein not misleading, or as otherwise may be required by the Securities Act and the rules and regulations promulgated thereunder;

               (D) It shall make every reasonable effort to prevent the issuance of any stop order and, if issued, to obtain the withdrawal thereof at the earliest practicable time; and

               (E) All expenses of the Registration Statement, and all amendments and supplements thereto, will be borne by Canterbury. Canterbury shall furnish such number of copies of the prospectus as Shareholders reasonably request in order to facilitate the disposition of the Stock of Canterbury, but in no event more than five (5) copies.

               (F) Buyer will indemnify Shareholders with respect to each registration which has been effected pursuant to this Section 9(a) against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration and related qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make statements therein not misleading, or any violation by Buyer of the Securities Act or the Securities Exchange Act or any rule or regulation applicable to Buyer and relating to action or inaction required of Buyer in connection with any such registration and related qualification or compliance, and will reimburse Shareholders for any reasonable legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that Buyer will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to Buyer by Shareholders in writing and stated to be specifically for use therein.

               (G) Shareholders will indemnify Buyer and Canterbury, and each of its directors and officers, and each Person who controls Buyer, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (1) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document made by Shareholders, or (2) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by Shareholders therein not misleading, and will reimburse Buyer and such directors, officers, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Buyer by Shareholders and stated to be specifically for use therein; provided, however, that the obligations of Shareholders hereunder shall be limited as set forth in
Section 8(e) hereof.

               (H) The procedure for indemnity hereunder shall be as set forth in Section 8 hereof.

               (I) Shareholders hereby agree that whenever Shareholders desire to legally or contractually sell any Canterbury stock that they received as a result of this transaction, or any bonuses, conversions, or other issuances in the future of stock to them by CITI either for registered or unregistered shares of CITI common stock, Shareholders hereby agree to grant CITI or its designees a fifteen (15) business day First Right of Refusal. Shareholder must notify CITI in writing its intent to sell a certain number of shares to (i) any bonafide third party. CITI or its designees have the right within fifteen (15) business days to match such offer. If CITI or its designees decline to match same than Shareholder(s) has the right to complete said sale within thirty (30) days. If Shareholder fails to do so than Shareholder must reoffer any and all shares for CITI under the same procedures;
(ii) if Shareholder(s) desires to sell any or all shares in the public market under any lawful exemption or Registration Statement, Shareholder(s) must notify CITI in writing after five (5) o'clock p.m. on the day of notice in utilizing the closing bid price on NASDAQ National Market of that day. CITI has fifteen (15) business days to purchase the number of shares set forth in the notice at the aforesaid price of the day of notice. If CITI or its designees fail to do so than Shareholder(s) is free to complete the sale within thirty (30) days thereafter, otherwise Shareholder(s) is required to follow same procedure as outlined above for any subsequent resale.

     (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceedings, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Sellers, each of the other parties will cooperate reasonably with the contesting or defending Party and his or its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8).

     (c)  Restrictive Covenants.

          (i) D. Kent Jordan and Mark Vallario have agreed to restrictive covenants as set forth in their Employment Agreements which are exhibits to this Agreement. Those Shareholders confirm and agree that they will abide the restrictive covenants as set forth in those Agreements.

     (d) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (e) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (f) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (g) Counterparts. This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or FAX, any one of which shall constitute an original of this Agreement. When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signature to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party.

     (h) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (i) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is personally delivered, sent by reputable overnight delivery service or by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to DMI:                              Copy to:
Datamosaic International, Inc.          Steve Dubner, Esq.
Two Sun Court/Suite 300                 Higgins & Dubner
Norcross, GA. 30092                Atlanta Financial Center
(770) 239-1818                     3333 Peachtree Road
(770) 239-1818 (fax)                    Atlanta, Georgia 30326
                                   (404) 264-1011
                                   (404) 264-1044 (fax)

If to the Buyer:                        Copy to:
Canterbury Information Technology, Inc. Levy & Levy, P.A.
1600 Medford Plaza                 Plaza 1000, Suite 309
Route 70 & Hartford Road           Main Street
Medford, NJ 08055                       Voorhees, NJ 08043
(609) 953-0044                     (856) 751-9494
(609) 953-0062 (fax)                    (856) 751-9779 (fax)

Any Party may send any notice, request, demand, claim, or other communication hereunder to the recipient at the address set forth above using any other means
(including personal delivery, expedite messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand other communication shall be deemed to have been duly given unless and until it actually is received by its intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other' communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     (j) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New Jersey without giving effect to any choice or conflict of law provision or rule (whether of the State of New Jersey, or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New Jersey.

     (k) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers. The Sellers may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors; provided, however, that any amendment effected has approved this Agreement will be subject to the restrictions contained in the Delaware General
Corporation Law. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (l) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (m) Expenses. The Buyer and the Sellers will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Buyer and Sellers agree that each will be solely responsible for all its own legal, accounting and consulting fees, if any, for the review and completion of this transaction, except that Buyer will pay the cost of the audit fee if required for its auditor Ernst & Young, LLP or any other auditor firm as designated by Buyer.

     (n) Brokers'/Finders' Fees. Sellers represent that they have not incurred or will become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

     (o) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.
The
word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in reasonable detail.

     (p) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (q) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party, shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 9(t) below), in addition to any other remedy to which it may be entitled, at law or in equity (except as limited by this Agreement).

     (r)  Arbitration.   All claims, disputes and other matters in question
hereunder arising out of or relating to this Agreement or the transactions contemplated herein shall be decided by binding arbitration in accordance with the rules of the American Arbitration Association unless the parties mutually agree otherwise. Such arbitration shall take place in Medford, New Jersey. The award rendered by the arbitrator shall be final, and judgment may be entered upon in accordance with applicable law in any court having jurisdiction thereof.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

CANTERBURY INFORMATION TECHNOLOGY, INC.


/s/Kevin J. McAndrew                    /S/Stanton M. Pikus
Kevin J. McAndrew, Executive Vice       Stanton M. Pikus, President
President

SELLERS


/s/ Mark Vallario                       /s/ D. Kent Jordan
Mark Vallario                           D. Kent Jordan



/s/Christopher D. Fischer               /s/David Hendrick
Christopher D. Fischer                  David Hendrick

                             SCHEDULE 1

                  ALLOCATION OF DMI'S SHAREHOLDERS

                             SCHEDULE 2

                         INVESTMENT LETTER

                           SCHEDULE 3(a)

                        EMPLOYMENT AGREEMENT

                           D. KENT JORDAN

                           SCHEDULE 3(b)

                        EMPLOYMENT AGREEMENT

                           MARK VALLARIO

                           SCHEDULE 4(a)

                        FINANCIAL STATEMENTS

         1998 AND 1999 BALANCE SHEETS AND INCOME STATEMENTS

                           SCHEDULE 4(b)

                        FINANCIAL STATEMENTS

           UNAUDITED BALANCE SHEET AND INCOME STATEMENTS

               FOR THE SIX MONTHS ENDED JUNE 30, 2000

                           SCHEDULE 4(c)

                        FINANCIAL STATEMENTS


           UNAUDITED BALANCE SHEET AND INCOME STATEMENTS

               FOR THE ONE MONTH ENDED JULY 31, 2000

                           SCHEDULE 5(a)

                  DISCLOSURE SCHEDULE - SECTION 3

                             LITIGATION

                              SCHEDULE 5(b)

                  DISCLOSURE SCHEDULE - SECTION 3

                       GUARANTOR OBLIGATIONS

                             SCHEDULE 6

                  DISCLOSURE SCHEDULE - SECTION 4